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                                                                    EXHIBIT 23.1




                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Breakaway Solutions, Inc.



We consent to the use of our report included herein dated June 15, 2001, except for paragraph five of note 18 which is dated July 3, 2001.

                                  /s/ KPMG LLP

Boston, Massachusetts
July 3, 2001